Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION TO RESCHEDULE FISCAL 2005 FOURTH QUARTER

AND FULL YEAR EARNINGS ANNOUNCEMENT

Company Requires Additional Time to Determine Full Year Tax Rate

Announces Preliminary Revenue and Income Before Taxes

Mentor, Ohio (April 28, 2005) - STERIS Corporation (NYSE: STE) today announced that it will reschedule the reporting of complete financial results for its fiscal 2005 fourth quarter and full year ended March 31, 2005. The announcement was originally scheduled for April 29, 2005. The Company is in the process of completing its income tax provision and related balance sheet accounts to determine and report net income and earnings per share for the fourth quarter and full year and will issue a future announcement to set the new financial results release date.

Preliminary results for the fiscal 2005 fourth quarter ended March 31, 2005 indicate that revenues are expected to increase 7% to approximately $316 million compared with the prior year quarter. Income before taxes for the fourth quarter is expected to increase 5% to approximately $45 million compared with the fourth quarter of fiscal 2004.

Preliminary results for the fiscal 2005 full year ended March 31, 2005 indicate that revenues are expected to increase 3% to approximately $1.1 billion compared with fiscal 2004. Income before taxes for fiscal year 2005 is expected to increase 3% to approximately $142 million compared with fiscal 2004.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated

STERIS Corporation

News Announcement

employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations, including statements regarding the Company’s expected financial results. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, changes in government regulations or the application or interpretation thereof, the Company’s completion of its income tax accounting process, and the completion of the audits of the Company’s financial statements. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in foreign currencies of countries where the Company does a sizeable amount of business, and (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services.